Exhibit 99.1

PO Box 100 Wentworth, SD 57075 605-483-2679 1-605-483-2676 [corn] 1-888-539-2676 [corn] www.dakotaethanol.com RE-Cap of 2009 Please see a recap of Dakota Ethanol, LLC operations for 2009. The sales graph represents all income for Dakota Ethanol, LLC and the expense graph includes the seven major expenses which represent over 96% of total expenses. Alan May Membership Coordinator April 2010 amay@dakotaethanol.com Office hrs 8:00 am to 5:00 pm [M-F] Receiving/Shipping hours 7:30 am to 4:30 pm [M-F] "This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words "believe," "expect," "will," "can," "estimate," "anticipate" and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our SEC filings." Dakota Ethanol, LLC 2009 Sales Eth Sales DDGS Sales MDGS Sales WDGS Sales Syrup Sales Corn Oil Sales Dakota Ethanol, LLC 2009 Expenses Corn Enzymes Denaturant Electricity Natural Gas Maint & Repairs Salaries & Wages 2009 was a unique year in the ethanol industry. The first quarter was a continuation of 2008; poor economic conditions. The 2nd & 3rd quarters did note some minor improvements but nothing major. The 4th quarter was very exciting and a return to good profitability. For more information and complete 2009 financials, please go to www.sec.gov. and search for “Lake Area Corn Processors, LLC. “ Ethanol production in 2009 at Dakota Ethanol, LLC was consistent at 46,300,657 undenatured gallons. The ethanol industry was disappointed in December by the EPA ruling concerning E15. Although a final ruling was expected by December 1, 2009, the EPA elected to delay their decision until late summer 2010 to further study the effects of using E15. Extensive testing by numerous laboratories and universities has confirmed that E15 is safe in today’s vehicles. The benefits of going to an E15 blend are dramatic; the requirement for ethanol would increase by approximately 6 billion gallons and at the same time displace 7 billion gallons [not dollars] of foreign oil. The reduction in greenhouse gas emissions would equate to removing over 10 million vehicles from US roads by using E15! On February 3, 2010 the US EPA released its final rule for the expanded Renewable Fuels Standard (RFS2). The EPA made numerous modifications to the proposed regulations and released findings that the greenhouse gases released from corn ethanol plants have decreased dramatically. The EPA declared corn ethanol compliant by reducing greenhouse emission at least 20% relative to baseline gasoline. The RFS2 regulations are scheduled to go into effect July 1, 2010. The RFS2 is a very complex and comprehensive document and would urge you to gain a better understanding at www.ethanol.org or www.ethanolrfa.org. There is reason to be optimistic looking forward to 2010 and beyond for Dakota Ethanol, LLC. We have seen and endured dramatic changes in the past and look forward to the future.

2 Address inserted Plant Update by General Manager and CEO Scott Mundt As we expected; 2009 proved to be a very challenging year for many businesses based on the overall economy. We have seen margins for ethanol improve significantly from the first quarter to the fourth quarter of 2009. We are confident that Dakota Ethanol is well positioned as a low cost producer based on lower than average input cost for corn and our low debt position. Plant shutdowns have decreased throughout 2009 as margins have improved and new owners have taken over some plants that were shutdown. With excess capacity available we anticipate ethanol to continue to trade in correlation to input corn costs. The ethanol marketplace continues to demonstrate characteristics similar to other commodities. In response to the maturing marketplace for ethanol sales and distribution we have been contributing to discussions at our ethanol marketing company RPMG (Renewable Products Marketing Group) to revise the business model. In 2010 we anticipate implementation of an ethanol marketing model that preserves the benefits of our current pooled marketing strategy with enhancements to facilitate growth. The revised model will focus on strengthening our marketing alliance with existing members of RPMG and provide for the opportunity to offer marketing services to clients without the limitations of a pooled model. We look forward to the changes and challenges of 2010. We urge each of you to support approval of increased ethanol blending to the E15 level; the EPA is expected to rule on this proposed change by late summer. We also urge everyone to support an extension of the Volumetric Ethanol Excise Tax Credit (VEETC) at the current level of 45 cents per gallon which is set to expire on December 2010.

3 LACP Capital Units for 2009 In 2009 there was a total of 25,000 capital units traded at an average price of $1.42. This is a very small portion (0.08%) of the 29,620,000 outstanding units. All transfers and sales are effective in a quarterly basis due to earnings allocation. Please keep in mind that since February 2002, 405% of initial investment or $2.025 per CU has been disbursed. If you have an interest in keeping abreast of trading activity, trading units, or a current price of capital units, you may access www.agstocktrade.com or call Variable Investment Advisors, Inc at 1-800-859-3018 for more information. You may also call Alan May, LACP Membership Coordinator, at 1-888-539-2676 or 605-483-2676 x202 for trading and transfer information. Blender Pumps The State of South Dakota has recently established a new program that will provide a $10,000 grant to assist with offsetting the costs of installing blender equipment at retail facilities in South Dakota. The program is funded with money allocated to the state through the American Recovery and Reinvestment Act and is a result of HB 1192, which was passed this year by the South Dakota Legislature. Typically, blender pumps are capable of delivering E10, E15, E20, E30, E85 and even ethanol-free gasoline. The program will be available for 60 days beginning March 17, 2010 until the close of business on May 21, 2010. There is approved funding for 100 additional blender pumps within South Dakota and will be allocated on a first come first served basis. The funds are available for the pumps and associated hardware. Storage tanks and other infrastructure items are not eligible The total project must be operational by December to qualify for funding. There is also a tax credit available for installing blender equipment. For more information, contact: Hunter Roberts South Dakota Department of Tourism and State Development Governor’s Office of Economic Development 711 E. Wells Ave. Pierre, SD 57501 Email: Hunter.Roberts@state.sd.us Lake Area Corn Processors, LLC Annual Meeting The 2010 Lake Area Corn Processors, LLC meeting will be held on Tuesday, May 25, 2010. Please mark this date on your calendar and watch for meeting notice and information in the near future.

4 Commodities Update As we are engaging others in our community I’m sure you’ve found yourself as the go to person for all questions regarding ethanol. So its good to arm our selves with good information to help spread the good news, because we all know there is a steady diet of negative news. If we can’t defend our industry then we’re in trouble. An excellent article was recently published in the March 2010 issue of the Corn and Soybean Digest by Gregg Carlson, SDSU Agronomy professor pointing out problems with the much debated energy balance of an ethanol plant and Indirect Land Use. “The old argument that we’re wasting feed to produce fuel is an empty argument. Contrary to what some have concluded, when ethanol’s byproduct- wet distiller’s grains- is added to corn stalks and fed to cattle, we actually get about the same feed value as, or in some cases more than, from corn alone. Here’s why. The food-fuel debate has focused on two arguments: energy efficiency and the potential of using a food source for fuel. The energy in, energy-out debate has been settled with analysis clearly indicting that corn ethanol is fuel-efficient. A typical South Dakota no-till farmer, for example, uses 3 gal. of diesel to grow 150 bu/acre corn, which produces 420 gal. of ethanol. Nitrogen, P and K are a significant energy input in the production of corn but there is no N, P, or K in CH3CH2OH (the chemical composition of ethanol). The N, P and K are conserved and found in distillers’ grains. Energy efficiency at ethanol plants continues to improve. In fact, energy into the plant is a fraction of the energy out of the final ethanol product. Recently there’s been an additional argument that ethanol has and will cause land use change in other countries, and this will lead to an increase in carbon emissions. The argument is that these carbon emissions should be charged to ethanol. Is this argument valid? Prior to ethanol production, corn stalks and small-grain straw were not considered to have much feed value because of low protein content and the absence of a low-cost, high protein product to mix with them”.....”An indirect impact of the production of ethanol is that we now have a low-cost, high protein feed (distillers’ grains) that is being mixed with low-protein (previously harvested), corn stalks and straw to make a viable feed. After considering this additional indirect benefit of ethanol production, and using corn stover and straw as a feed, the TDN (total digestible nutrients) and CP (crude protein) from a corn field are essentially the same for corn going to an ethanol plant and for corn used as feed. So there’s no loss of feed value or issues with indirect land use when adding ethanol’s byproduct, wet distillers grains to corn stalks to feed cattle.” “For each pound of grain produced, a modern corn plant produces a pound of stalk (plus leaves). To maintain soil productivity, you must return about 40% of the stalks back to the field (as manure). This indicates that it is acceptable to remove 60%, or 33.6 lbs., of stalks for every bushel harvested. Even in areas where over 33-35% of corn goes to ethanol, the stalks from acres not producing ethanol are available as feed. This means an additional 33.6 lbs of stalks/bu. of corn are available for feed.” If anyone would like a copy of the article we can send it out to you in its entirety. Paul Geraets, Commodities Manager